UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2007

TechnoConcepts, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-12382	84-1605055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Blvd., Suite 202
Van Nuys, CA 91411
(Address of principal executive offices) (Zip Code)

(818) 988-3364
Registrant’s telephone number, including area code

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 13, 2007, TechnoConcepts Inc., (the “Company”) entered into an Extension Agreement (the “Extension Agreement”) with SDS Capital Group SPC Ltd. (“SDS”), a holder of certain of the Company’s Series A Secured Subordinated Promissory Notes issued in 2006 (the “Promissory Notes”). As reported in the Company’s Form 8-K filed on June 8, 2007, the Company did not make the required payments under the terms of the Promissory Notes. The Extension Agreement provides for a waiver of any defaults under the Promissory Notes and extends the payment date for all amounts due to on or prior to November 30, 2007. In consideration for such extension, the Company will issue to SDS a five year warrant to purchase 1,145,000 shares of the Company’s common stock with an exercise price of $1.90.

The above description of the Extension Agreement is qualified in its entirety by reference to the text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Extension Agreement, dated June 14, 2007, by and between TechnoConcepts Inc. and SDS Capital Group SPC Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnoConcepts, Inc.

Date: June 19, 2007	By:	/s/ Michael Handelman
Name: Michael Handelman
Title: Chief Financial Officer